Exhibit 99.1

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

For the Nine Months Ended September 30, 2007

INDEX

Financial Information	Page Number

Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2007	2
Notes to Unaudited Pro Forma Condensed Combined Financial Statement	3

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2007

	Linn Historical	Mid-Continent Assets Historical	Panhandle I Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$163,483	$196,000	$4,021	$—		$363,504
Loss on oil and gas derivatives	(143,588)	—	—	—		(143,588)
Natural gas marketing revenues	11,351	—	—	—		11,351
Other revenues	3,652	20,000	—	—		23,652
	34,898	216,000	4,021	—		254,919
Expenses:
Operating expenses	54,635	44,333	1,626	—		100,594
Natural gas marketing expenses	9,433	—	—	—		9,433
General and administrative expenses	36,360	—	—	—		36,360
Depreciation, depletion, and amortization	49,109	—	—	72,424	(a)	121,887
				354	(b)
	149,537	44,333	1,626	72,778		268,274
	(114,639)	171,667	2,395	(72,778)		(13,355)
Other income and (expenses), net	(42,573)	—	—	(26,267	)(c)	(70,863)
				(2,023	)(d)
Income (loss) before income taxes	(157,212)	171,667	2,395	(101,068)		(84,218)
Income tax provision	(3,983)	—	—	—	(e)	(3,983)
Net income (loss)	$(161,195)	$171,667	$2,395	$(101,068)		$(88,201)
Net income per unit:
Units — basic	$(2.60)					$(0.84)
Units — diluted	$(2.60)					$(0.84)
Class D units — basic	$(2.60)					$(0.84)
Class D units — diluted	$(2.60)					$(0.84)
Weighted average units outstanding:
Units — basic	58,072					69,596
Units — diluted	58,072					69,596
Class D units — basic	3,974					34,997
Class D units — diluted	3,974					34,997

The accompanying notes are an integral part of this pro forma condensed combined financial statement.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENT

1.         Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 is derived from:

•                  the historical consolidated financial statements of Linn;

•                  the historical statements of revenues and direct operating expenses of the Mid-Continent Assets acquired from Dominion; and

•                  the historical statements of revenues and direct operating expenses of oil and gas properties in the Texas Panhandle acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP (“Cavallo”), (referred to as the “Panhandle I Assets”).

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the Mid-Continent Assets and the related private placement of units and Class D units and the acquisition of the Panhandle I Assets as if the transactions had occurred on January 1, 2007.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma condensed combined statement of operations presents net income (loss) per unit allocated to the units and the Class D units on an equal basis.  In November 2007, at a special meeting of Linn unitholders, unitholders approved the one-for-one conversion of each of the Class D units into units.  Therefore, pro forma net income (loss) per unit assumes that the units and Class D units share equally in the pro forma net income (loss) of the Company.

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).

The following unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007.  The pro forma statement should also be read in conjunction with the historical statements of revenues and direct operating expenses for the assets acquired from Dominion and the notes thereto and the historical statements of revenues and direct operating expenses and the notes thereto of oil and gas properties acquired from Cavallo, previously filed by the Company with the SEC.

2.         Acquisition Dates

The acquisition of the Mid-Continent Assets was completed on August 31, 2007, effective July 1, 2007, for a contract price of $2.05 billion.

The acquisition of the Panhandle I Assets was completed on February 1, 2007, effective January 1, 2007, for a contract price of $415.0 million.

3.         Preliminary Purchase Price Allocation

The following table presents the preliminary purchase accounting:

	Panhandle I Assets	Mid-Continent Assets
	(in thousands)
Cash	$411,287	$2,022,606
Estimated transaction costs	2,996	6,790
Estimated pending closing adjustments	—	(23,500)
	414,283	2,005,896
Fair value of liabilities assumed	1,706	24,569
Total purchase price	$415,989	$2,030,465

The following table presents allocation of the preliminary purchase prices to the assets acquired and liabilities assumed based on estimates of fair value, which are also preliminary:

	Panhandle I Assets	Mid-Continent Assets
	(in thousands)
Accounts receivable	$—	$27,915
Other current assets	—	6,326
Oil and gas properties	415,251	2,017,189
Property, plant and equipment	738	3,604
Accounts payable and accrued expenses	—	(24,569)
	$415,989	$2,030,465

The preliminary purchase prices and purchase price allocations above are based on preliminary reserve reports, quoted market prices and estimates by management.  The most significant assumptions are related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, the Company utilized preliminary estimates of oil, gas and natural gas liquid reserves prepared by an independent engineering firm.  The Company estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues.  The Company also reviewed comparable purchases and sales of oil and gas properties within the same regions.  As noted, the purchase prices and the allocations of the purchase prices are preliminary.  Items pending completion include final closing adjustments for both acquisitions and for the Mid-Continent Acquisition include completion of independent appraisals of fixed assets, and additional analysis related to the fair value of proved and unproved oil and gas reserves, including discounted cash flows and market-based data, and the valuation of certain assumed liabilities.  The purchase prices and purchase price allocations will be finalized within one year of the acquisition dates.

4.         Pro Forma Adjustments

The Company’s historical results of operations include the results of the Mid-Continent Assets and the Panhandle I Assets effective September 1, 2007 and February 1, 2007, respectively.  The pro forma statement of operations include adjustments to reflect the acquisitions as if they had occurred on January 1, 2007.  The unaudited pro forma condensed combined financial statement has been adjusted to:

a.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation over estimated useful lives from three to 20 years using the straight-line method for acquired property, plant and equipment as follows:

•                  Mid-Continent Assets — January 1 through August 31, 2007, $71.3 million

•                  Panhandle I Assets — January 1 through January 31, 2007, $1.1 million

b.              record accretion expense related to asset retirement obligation on oil and gas properties acquired as follows:

•                  Mid-Continent Assets — January 1 through August 31, 2007, $0.3 million

•                  Panhandle I Assets — January 1 through January 31, 2007, $9,000

c.               record interest expense as follows:

•                  Mid-Continent Assets — associated with debt of approximately $545.2 million incurred to fund the purchase price; the assumed interest rate was 7.095%

•                  Panhandle I Assets — associated with debt of approximately $34.5 million incurred to fund the purchase price; the assumed interest rate was 6.635%

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income as follows:

Nine Months
Ended
September 30,
2007
(in thousands)

Mid-Continent Assets	$459
Panhandle I Assets	4
Total	$463

d.              record incremental amortization of deferred financing fees associated with credit facilities entered into to fund the acquisitions of the Mid-Continent Assets and Panhandle I Assets

e.               The Company and its subsidiaries that own interests in pipelines, gas plants and oil and gas properties, including the Mid-Continent and Panhandle I oil and gas properties, are treated as a partnership for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statement.

5.         Other Revenues

The historical statement of revenues and direct operating expenses of the Mid-Continent assets for the eight months ended August 31, 2007 include revenues from volumetric production payment (“VPP”) contracts of approximately $18.0 million.  Had these revenues been excluded, pro forma net income for the nine months ended September 30, 2007, would have been reduced by the VPP revenues recorded.  In accordance with the terms of the Mid-Continent Acquisition agreement, the Company has delivery obligations under the VPP contracts through the first quarter of 2008, but will not recognize revenues associated with the VPP contracts.